Osterweis Fund Proxy 2020 Script & Emails

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

PROFESSIONALLY MANAGED PORTFOLIOS
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Osterweis Fund Proxy 2020 Script & Emails

Call Script

Notes:

•	Be sure to pause and ensure the person is following you, so you don’t sound like a robocall

•	Before you start calling, test the warm transfer process.
__________________________________________________________________
Greeting:
“Hello, ___________, this is (Name) calling from the Osterweis Funds. How are you doing during these extraordinary times? <pause> I wanted to let you know that you should have received a proxy package associated with a shareholder meeting taking place on June 17.
The proxy I’m calling about relates to a proposed change that would align the Osterweis Fund’s investment policy on sector concentration with other funds in the Osterweis Fund family. There is also another matter related to the election of three Trustees to the fund’s board. The Fund’s independent Board has recommended approving both proposals.”
“Voting is easy. You can vote by internet or phone, as noted on the proxy card. Your vote is important. The proxy materials are available on the SEC’s website and the weblink noted in the proxy statement. If you could vote as soon as possible, it would be greatly appreciated. I can connect you with our proxy team, and we can take your vote now.
If Yes: Warm transfer to proxy team at (866) 620-8437.
If No: Thank you. Feel free to vote online or through touchtone phone at your earliest convenience.”

Message Script

“Hello, ___________, this is (Name) calling from the Osterweis Funds. I hope you are doing well and staying safe.
“I wanted to let you know that you should have received a proxy package associated with a shareholder meeting taking place on June 17, 2020. The proxy I’m calling about relates to a proposed change that would align the Osterweis Fund’s investment policy on sector concentration with other funds in the Osterweis Fund family. There is also another matter related to the election of three Trustees to the Fund’s Board. These proposals will not result in any change in the Osterweis Fund’s strategies, fees, or management. We wanted to be sure that you were aware of the mailing, so you review the materials and cast your votes as soon as you

Osterweis Fund Proxy 2020 Script & Emails

have time. The proxy materials are also available or on the SEC’s website and the weblink noted in the proxy statement .
“Instructions for voting are included on your proxy card. Additional information for the proxy is available on the SEC’s website, or if you have any questions please call us at 415-434-4441 and ask for the Client Relations team.”

Email Template 1

{Dear/Good morning/Good afternoon} {Insert First Name},

I hope you are doing well. As a follow up to my voicemail, I want to be sure you received the attached information on our upcoming proxy. The proxy relates to a proposed change that would align the Osterweis Fund’s investment policy on sector concentration with other funds in the Osterweis Fund family. There is also another matter related to the election of three Trustees to the Fund’s Board. These proposals will not result in any change in the Osterweis Fund’s strategies, fees, or management.

Voting is easy. You can vote by internet or phone, as noted on the proxy card you should have received in the mail. We would appreciate it if you could vote your proxy soon, as the shareholder meeting is scheduled for June 17, 2020. If you would like us to send you another set of materials, please let me know.
Please reach out if you have any questions or if we can be a resource to you.

Regards,

{Insert signature here}

PLEASE READ THE PROXY STATEMENT. IT CONTAINS IMPORTANT INFORMATION. PROXY STATEMENTS HAVE BEEN MAILED TO SHAREHOLDERS OF RECORD OF EACH FUND AS OF THE CLOSE OF BUSINESS ON APRIL 20, 2020, AND IT IS ALSO AVAILABLE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE.

Email Template 2 (With Proxy Card)

{Dear/Good morning/Good afternoon} {Insert First Name},

I hope you are doing well. As a follow up to {my voicemail/our conversation}, I want to be sure you received the attached information on our upcoming proxy. The proxy I’m writing about relates to a proposed change that would align the Osterweis Fund’s investment policy on sector concentration with other funds in the Osterweis Fund family. There is also another matter

Osterweis Fund Proxy 2020 Script & Emails

related to the election of three Trustees to the Fund’s Board. These proposals will not result in any change in the Osterweis Fund’s strategies, fees, or management.

I have attached a copy of your proxy voting card along with our proxy statement. We would appreciate it if you could take a moment to vote if you haven’t already (let me know if you have).
Voting is easy. You can vote by internet or phone, as noted on the proxy card. Or, if it is easier, you may also simply reply to this email telling us how you’d like to vote: For, Against, or Abstain. (The Osterweis Fund’s independent Board has recommended voting “For” the proposals.)
Please let me know if you have any questions or if we can be a resource to you.

Regards,

{Insert signature here}

PLEASE READ THE PROXY STATEMENT. IT CONTAINS IMPORTANT INFORMATION. PROXY STATEMENTS HAVE BEEN MAILED TO SHAREHOLDERS OF RECORD OF EACH FUND AS OF THE CLOSE OF BUSINESS ON APRIL 20, 2020, AND IT IS ALSO AVAILABLE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE.